EXHIBIT 99.2
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                              HOPFED BANCORP, INC.
                             1999 STOCK OPTION PLAN


         1.       PURPOSE OF THE PLAN.

         The purpose of this Plan is to advance the interests of the Company through providing select key Employees and Directors of the Bank, the Company, and their Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to Directors and key Employees of the Company or any Affiliate to promote the success of the business.

         2.       DEFINITIONS.

         As used herein, the following definitions shall apply.

     (a)  "Affiliate"  shall  mean  any  "parent   corporation"  or  "subsidiary
corporation"  of the  Company,  as such terms are defined in Section  424(e) and
(f), respectively, of the Code.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (c) "Bank" shall mean Hopkinsville Federal Savings Bank.

     (d) "Board" shall mean the Board of Directors of the Company.

     (e) "Change in Control" shall mean any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (3) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), (4) the acquisition of control of the Bank or the Company within the meaning of 12 C.F.R. Part 574 or its applicable equivalent, or (5) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Company or the Bank (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. In the case of subsections (1), (2), (3) and (4) above, ownership or control of the Bank by the Company itself shall not constitute a "Change in Control." For purposes of defining Change in Control, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not
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specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof; provided that the Board may act in lieu of the Committee with respect to any matter as to which the Committee may act.

     (h) "Common Stock" shall mean the common stock of the Company.

     (i) "Company" shall mean HopFed Bancorp, Inc.

     (j) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company, in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or in the case of a Director's performance of services in an emeritus or advisory capacity.

     (k) "Director" shall mean any member of the Board, and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

     (l) "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

     (m) "Effective Date" shall mean the date specified in Paragraph 14 hereof.

     (n) "Employee" shall mean any person employed by the Company, the Bank, or an Affiliate.

     (o) "Exercise Price" shall mean the price per Optioned Share at which an Option may be exercised.

     (p) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

     (q) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

     (r) "Non-Employee Director" shall have the meaning provided in Rule 16b-3.
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     (s)  "Non-ISO"  means an option to  purchase  Common  Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

     (t) "Option" means an ISO and/or a Non-ISO.

     (u) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

     (v) "Participant" shall mean any person who receives an Option pursuant to the Plan.

     (w) "Plan" shall mean this HopFed Bancorp, Inc. 1999 Stock Option Plan.

     (x) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (y) "Share" shall mean one share of Common Stock.

     (z) "SAR" (or "Stock Appreciation Right") shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock.

     (aa) "Year of Service" shall mean a full twelve-month period, measured from the date of an Option and each annual anniversary of that date, during which a Participant has not terminated Continuous Service for any reason.

     3. TERM OF THE PLAN AND OPTIONS.

     (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 16 hereof. No Option shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Options. The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

     4. SHARES SUBJECT TO THE PLAN.

     Except as otherwise required under Paragraph 11, the aggregate number of Shares deliverable pursuant to Options shall not exceed 403,362 Shares, which equals 10% of the Shares issued by the Company in connection with the Bank's conversion from mutual to stock form. Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company. If any Options should expire, become unexercisable, or be forfeited for any reason without having been exercised, the Optioned Shares
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shall, unless the Plan shall have been terminated, be available for the grant of additional Options under the Plan.

     5. ADMINISTRATION OF THE PLAN.

     (a) Composition of the Committee. The Plan shall be administered by the Committee, appointed by the Board, and consisting of at least two members of the Board who are Non-Employee Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are Non-Employee Directors.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Options, (ii) to determine the form and content of Options to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) Agreement. Each Option shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option,
(ii) the number of Shares  subject to, and the  expiration  date of, the Option,
(iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option.

     The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of the Options.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.
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     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

     6. GRANT OF OPTIONS.

     (a) General Rule. The Committee shall have the discretion to make discretionary grants of Options to Employees and Directors (including members of the Committee). In addition, the Committee shall automatically make the awards specified in Paragraphs 6(b) and 9(a) hereof.

     (b) Automatic Grants to Employees. On a date that the Committee selects in its discretion for initial grants, each of the following Employees shall receive an Option to purchase the number of Shares listed below, at an Exercise Price per Share equal to the Market Value of a Share on the Effective Date; provided that such grant shall not be made to an Employee whose Continuous Service terminates on or before the Effective Date:

                  Participant                     Number of Shares
                  -----------                     ----------------

                  Thomas                              80,672
                  Noel                                72,605
                  Clark                               48,403
                  Roberts                             20,168
                  Boyd                                20,168
                  Mallory                             20,168
                  Foley                               20,168

     With respect to each of the above-named Participants, the Option granted to the Participant hereunder (i) shall vest in accordance with the general rule set forth in Paragraph 8(a) of the Plan, (ii) shall have a term of ten years from the Effective Date, and (iii) shall be subject to the general rule set forth in Paragraph 8(c) with respect to the effect of a Participant's termination of Continuous Service on the Participant's right to exercise his Options.

     (c) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.
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     7. EXERCISE PRICE FOR OPTIONS.

     (a) Limits on Committee Discretion. The Exercise Price as to any particular Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

     8. EXERCISE OF OPTIONS.

     (a) Generally. Unless the Committee specifically eliminates any vesting requirement or imposes a different vesting schedule in an Agreement granting an Option, each Option grant shall be vested and exercisable with respect to 50% of the Optioned Shares on the date of grant and shall become vested and exercisable with respect to an additional 50% of the Optioned Shares on January 1, 2000; provided that no vesting shall occur prior to stockholder approval pursuant to Paragraph 14 hereof, and further provided that no vesting shall occur on a particular date if the Participant's Continuous Service has ended prior thereto. Notwithstanding the foregoing, an Option shall become fully (100%) exercisable immediately upon termination of the Participant's Continuous Service due to (i) the Participant's Disability, (ii) death, (iii) retirement at or after age 62, or (iv) upon a Change in Control or, if earlier, the execution of an agreement to effect a Change in Control. An Option may not be exercised for a fractional Share.

     (b) Procedure for Exercise. A Participant may exercise an Option, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at its executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise, and may consist of Shares subject to the Option being exercised.

     (c) Period of Exercisability. Except to the extent otherwise provided in the terms of an Agreement, an Option may be exercised by a Participant only while he is an Employee and has maintained Continuous Service from the date of the grant of the Option, or within one year after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of -

          (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank and/or the Company (and, in the absence of any such agreement, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant's rights to exercise such Option shall expire on the date of such termination;

          (2) death, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution.

     (d) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

     (e) Mandatory Six-Month Holding Period. Notwithstanding any other provision of this Plan to the contrary, Common Stock that is purchased upon exercise of an Option may not be sold within the six-month period following the grant date of that Option, except in the event of the Participant's death or Disability, or such other event as the Board may specifically deem appropriate.

     9. AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS.

     (a) Automatic Grants. Notwithstanding any other provisions of this Plan, each Director who is not an Employee but is a Director or advisory Director on the Effective Date shall receive, on a date that the Committee selects in its discretion for initial grants, Non-ISOs to purchase 20,168 Shares. Such Non-ISOs shall have an Exercise Price per Share equal to the Market Value of a Share on the date of grant, and be subject to the terms of Paragraph 9(b) hereof.

     (b) Terms of Exercise. Options received under the provisions of Paragraph 9(a) shall (i) become exercisable on the date that the Plan receives stockholder approval, and (ii) may be
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exercised  from time to time pursuant to Paragraph 8 by written notice of intent to exercise the Option with respect to all or a specified number of the Optioned Shares, and payment to the Company (contemporaneously with the delivery of such notice), in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of the Optioned Shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. Upon a Director's exercise of an Option, the Company may, in the discretion of the Committee, pay to the Director a cash amount up to but not exceeding the amount of dividends, if any, declared on the underlying Shares between the date of grant and the date of exercise of the Option. A Director who exercises Options pursuant to this Paragraph may satisfy all applicable federal, state and local income and employment tax withholding obligations, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common Stock that he already owns, having a value equal to the amount required to be withheld; provided that to the extent
not  inconsistent   herewith,   such  election  otherwise  complies  with  those
requirements of Paragraphs 8 and 19 hereof.

     Options granted under this Paragraph shall have a term of ten years; provided that Options granted under this Paragraph shall expire one year after the date on which a Director terminates Continuous Service on the Board for a reason other than death, but in no event later than the date on which such Options would otherwise expire. In the event of such Director's death during the term of his directorship, Options granted under this Paragraph shall become immediately exercisable, and may be exercised within two years from the date of his death by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution, but in no event later than the date on which such Options would otherwise expire. In the event of such Director's Disability during his or her directorship, the Director's Option shall become immediately exercisable, and such Option may be exercised within two years of the termination of directorship due to Disability, but not later than the date that the Option would otherwise expire. Unless otherwise inapplicable or inconsistent with the provisions of this Paragraph, the Options to be granted to Directors hereunder shall be subject to all other provisions of this Plan.

     10. SARS (STOCK APPRECIATION RIGHTS)

     (a) Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to Employees either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the

ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements: (1) the SAR will expire no later than the ISO; (2) the SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;
(3) the SAR is transferable only when the ISO is transferable, and under the same conditions; (4) the SAR may be exercised only when the ISO may be exercised; and (5) the SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

     (b) Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

     (c) Timing of Exercise. The provisions of Paragraph 8(c) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs.

     (d) Exercise of SARs. An SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. Upon exercise of an SAR, the Participant shall be entitled to receive, without payment to the Company except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, at the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof.

     (e) Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Paragraph 8b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

     11.  CHANGE IN CONTROL;  EFFECT OF CHANGES IN COMMON  STOCK  SUBJECT TO THE
PLAN.

     (a) Change in Control. Upon a Change in Control or, if earlier, the execution of an agreement to effect a Change in Control, all Options and SARs shall become fully exercisable, notwithstanding any other provision of the Plan or any Agreement.

     (b) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options and SARs, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (c) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options and SARs, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

     (d) Special Rule for ISOs.  Any adjustment  made pursuant to  subparagraphs
(a) or (b) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

     (e) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

     (f) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.

     (g) Certain Special Dividends. The Exercise Price of shares subject to outstanding Options shall be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the stockholders, except that this subparagraph (g) shall not apply to any dividend which is paid to the Participant pursuant to Paragraph 8(b) or 9(b) hereof.

     12. NON-TRANSFERABILITY OF OPTIONS.

     Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds SARs or Options may transfer such SARs or Options (but not ISOs) to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. SARs and Options so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the SARs or Options pursuant to this Paragraph 12. SARs and Options which are transferred pursuant to this Paragraph 12 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

     13. TIME OF GRANTING OPTIONS.

     The date of grant of an Option shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     14. EFFECTIVE DATE.

     The Plan shall become effective immediately, but its effectiveness and the effectiveness of any grants of Options and SARs shall be contingent upon the Plan's approval by a favorable vote of stockholders owning at least a majority of the total votes cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws.

     15. MODIFICATION OF OPTIONS.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

     16. AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

     17. CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

     (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal, or to establish repurchase rights, or to pay an Optionee the in-the-money value of his Option in consideration for its cancellation, or all of these restrictions.

     18. RESERVATION OF SHARES.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     19. WITHHOLDING TAX.

     The Company's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     20. NO EMPLOYMENT OR OTHER RIGHTS.

     In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company, the Bank, or any Affiliate of such corporations. Except to the extent provided in Paragraphs 6(b) and 9(a), no Employee or Director shall have a right to be granted an Option or, having received an Option, the right to again be granted an Option. However, an Employee or Director who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

     21. GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, except to the extent that federal law shall be deemed to apply.